SEPARATION AGREEMENT AND GENERAL RELEASE

THIS SEPARATION AGREEMENT AND GENERAL RELEASE (the "Agreement") is entered into and among **MID PENN BANCORP, INC.,** a Pennsylvania business corporation (the "Corporation"), **MID PENN BANK,** a state-chartered commercial bank (the "Bank") (collectively with Corporation, the "Employer"), and **ALLISON JOHNSON,** an adult individual ("Executive") (collectively with Employer, the "Parties").

WITNESSETH

WHEREAS, Executive was employed by Employer as Senior Executive Vice President and Chief Financial Officer;

WHEREAS, Executive and Employer are parties to an Employment Agreement dated September 6, 2022 ("Employment Agreement"), a Change in Control Agreement dated September 6, 2022 (the "CIC Agreement"), and a Supplemental Executive Retirement Plan Agreement dated September 6, 2022 ("SERP Agreement");

WHEREAS, Executive's employment with Employer ended effective December 29, 2023 (the "Separation Date");

WHEREAS, Executive and Employer wish to end their employment relationship on mutually agreeable terms, as set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Parties agree as follows:

AGREEMENT

1. Separation: No Further Obligations. Executive agrees to have voluntarily resigned her position as Senior Executive Vice President and Chief Financial Officer effective December 29, 2023, and Employer hereby accepts such resignation. Executive acknowledges and agrees that, except for those obligations expressly set forth herein, Employer shall have no further obligations to Executive, financial or otherwise, under any agreement or plan, oral or written, including but not limited to the Employment Agreement, the CIC Agreement and/or the SERP Agreement.

2. Employment Benefits. For consideration of the promises set forth in this Agreement, Employer agrees to the following Employment Benefits:

(a) Employer agrees to pay Executive the benefits specified in Section 4(a) of the Employment Agreement, subject to applicable taxes and withholdings, via Employer's normal payroll processing intervals up through and including April 28, 2024 (the "Separation Payment");

(b) Employer agrees to pay Executive an Early Termination Benefit of $12,000.00 annually for fifteen (15) years in accordance with Section 2.2.2 of the SERP Agreement;

(c) Employer agrees to accelerate the vesting of that certain $100,000.00 retention bonus awarded to Executive in 2022, such unvested portion being approximately $70,196.64 (such that Executive shall be entitled to retain those funds); and

(d) If Executive timely and properly elects COBRA continuation cover under the Employer's medical/health insurance plan, Employer will reimburse Executive for the monthly COBRA premium paid by the Executive for herself and her eligible dependents through and including April 28, 2024. At the end of this period, Executive may be eligible to continue coverage, pursuant to COBRA, and shall be responsible for the entire COBRA premium for the remainder of the applicable COBRA continuation period.

Receipt of these Employment Benefits is subject to Executive's continued compliance with the terms set forth herein, including the post-employment covenants discussed in Section 6 of the Employment Agreement and Section 4.5 of the SERP Agreement.

3. General Release.

(a) Executive, for herself and on behalf of each of her heirs, executors, administrators, representatives, agents, successors, and assigns (collectively, the "Releasors"), hereby irrevocably and unconditionally releases and forever discharges the Employer and any of their subsidiaries or affiliates (such subsidiaries and affiliates, collectively "Affiliates"), and each of its/their officers, employees, directors, shareholders, and agents (collectively, the "Releasees") from any and all claims (including claims for attorney's fees), actions, causes of action, rights, judgments, obligations, damages, demands, accountings, or liabilities of whatever kind or character (collectively, "Claims"), including, without limitation, any Claims under any federal, state, local, or foreign law, that the Releasors may have, or in the future may possess, arising out of: (i) Executive's employment relationship with and service as an employee, officer, or director of the Employer and any of its Affiliates, or the termination of the Executive's service in any and all of such relevant capacities; (ii) the Employment Agreement; (iii) the CIC Agreement; or (iv) the SERP Agreement; provided, that this Section 3 shall not apply to the payment obligations described in Section 2(a)-2(d) hereof.

(b) Employer, for itself and on behalf of each of its officers, employees, directors, shareholders, agents, representatives, successors, and assigns (collectively, the "Employer Releasors"), hereby irrevocably and unconditionally releases and forever discharges the Executive and each of her heirs, executors, administrators, representatives, agents, successors, and assigns (collectively, the "Executive Releasees") from any and all claims (including claims for attorney's fees), actions, causes of action, rights, judgments, obligations, damages, demands, accountings, or liabilities of whatever kind or character, including, without limitation, any claims for breach of contract, breach of fiduciary or other duty, claims under common law, and any claims under any federal, state, local, or foreign law, that the Employer Releasors may have, or in the future may possess, arising out of or related to Executive's employment relationship with and service as an employee, officer, or director of the Employer and any of its Affiliates, or the termination of the Executive's employment and service in any and all of such relevant capacities.

Notwithstanding the foregoing, the Employer Releasors do not release or discharge any claims that Employer Releasors may have, or in the future may possess, against the Executive Releasees based on fraud, theft, embezzlement, or criminal conduct by Executive.

4. **Specific Release of Claims.** In further consideration, the Releasors hereby unconditionally release and forever discharge the Releasees from any and all Claims that the Releasors may have in connection with Executive's employment or termination of employment, arising under.

(a) Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act ("ADEA"), the Americans with Disabilities Act {"ADA"), the Rehabilitation Act, the Family and Medical Leave Act ("FMLA"), the Genetic Information Non-Discrimination Act ("GINA"), and any similar federal, state, or local laws, including without limitation, the Pennsylvania Human Relations Act, as amended and any other non-discrimination and fair employment practices laws of any state and/or locality in which Executive works and/or resides, all as amended; and

(b) the Fair Credit Reporting Act ("FCRA"), the Employee Retirement Income Security Act ("ERISA"), the Worker Adjustment and Retraining Notification Act ("WARN").

Notwithstanding anything contained herein to the contrary, no portion of any release contained in any Section of this Agreement shall release the Employer from any Claims that Executive may have for breach of the provisions of this Agreement or to enforce this Agreement that may arise after the date of this Agreement.

Executive represents and warrants that, to the best of Executive's knowledge, Executive possesses no claims against Employer, including claims under the Fair Labor Standards Act ("FLSA"), the Pennsylvania Wage Payment and Collection Law, and/or the Pennsylvania Minimum Wage Act. Executive further represents and warrants that Executive has received any and all compensation to which Executive is entitled, and that Executive is not aware of any facts or circumstances constituting a violation by Employer of the FLSA or any similar state law regarding the payment of wages. Executive further represents and warrants that, to the best of Executive's knowledge, she has no known workplace injuries or occupational diseases relating to his employment with Employer.

By signing this Agreement, Executive hereby acknowledges and confirms the following: (i) Executive was advised by the Employer to consult with an attorney of her choice prior to signing this Agreement and to have such attorney explain to Executive the terms of this Agreement, including, without limitation, the terms relating to Executive's release of Claims, and Executive has in fact consulted with an attorney; (ii) Executive was given a reasonable period of time to consider the terms of this Agreement prior to its signing; and (iii) Executive knowingly and voluntarily accepts the terms of this Agreement.

5. **No Assignment of Claims**. Executive represents and warrants that she has not assigned any of the Claims being released hereunder.

6. **Complaints.** Executive affirms that she has not filed any complaint against any Releasee with any local, state, or federal court and agrees not to do so in the future. Executive affirms further that she has not filed any claim, charge, or complaint with the United States Equal Employment Opportunity Commission ("EEOC") or any state or local agency authorized to investigate charges or complaints of unlawful employment discrimination (together, "Agency"). Executive understands that nothing in this Agreement prevents her from filing a charge or complaint of unlawful employment discrimination with any Agency or assisting in or cooperating with an investigation of a charge or complaint of unlawful employment discrimination by an Agency; provided, however, that Executive acknowledges she may not recover any monetary benefits in connection with any such claim, charge, complaint, or proceeding, and by signing this Agreement, she disclaims entitlement to any such relief. Furthermore, if any Agency or court has now assumed or later assumes jurisdiction of any claim, charge, or complaint on Executive's behalf against any Releasee, Executive will disclaim entitlement to any relief.

7. **Cooperation.** Executive agrees to cooperate with the Employer's reasonable requests with respect to all matters arising during or related to her employment about which she has personal knowledge because of her employment with the Employer, including but not limited to all matters (formal or informal) in connection with any government investigation, internal Employer investigation, litigation (potential or ongoing), administrative, regulatory, or other proceeding which currently exists, or which may have arisen prior to or arise following the signing of this Agreement. The Employer agrees to provide Executive with reasonable advance notice of such requests and to accommodate Executive's schedule. Executive understands that the Employer agrees to reimburse Executive for her reasonable out-of-pocket expenses (not including attorney's fees, legal costs, or lost time or opportunity) incurred in connection with such cooperation.

8. **Non-disparagement.** Executive agrees that she will not, at any time following the date hereof, say, publish or cause to be published, or do anything that casts Employer, or any predecessor in interest thereto, or any officer, director, employee or affiliate thereof, in an unfavorable light, or disparage or injure its goodwill, business reputation, or relationship with existing or potential suppliers, vendors, customers, employees, contractors, investors, or the financial community in general. Employer agrees that it will instruct the following individuals to not, at any time following the date hereof, say, publish or cause to be published, or do anything that casts Executive in an unfavorable light, or disparage or injure her goodwill, business reputation, or relationship with existing or potential employers, suppliers, vendors, customers, employees, contractors, investors, or the financial community in general: Rory G. Ritrievi, Chair, President and Chief Executive Officer; Justin T. Webb, Chief Operating Officer; Scott W. Micklewright, Chief Revenue Officer; Maggie Steinour, First SVP, Chief Administrative Officer; and Roberta Hoffman, SVP, Director of Human Resources.

9. **Indemnification.** Employer shall indemnify, defend and hold Executive harmless in accordance with the Articles of Incorporation and By-Laws of the Corporation and the Bank and to the fullest extent permitted by the Pennsylvania Business Corporations Law. Employer's

obligations under this provision and under Section 13(b) of the Employment Agreement shall survive the termination of Executive's employment with the Employer.

10. No Admission of Liability. The Parties agree that this Agreement does not constitute, nor should it be construed to constitute, an admission by the Employer or Executive of any violation of federal, state, or local law, regulation, or ordinance, nor as an admission of liability under the common law or for any breach of duty or contract the Employer owed or owes to Executive or that the Executive owed or owes to the Employer.

11. Representations and Warranties. Executive acknowledges and agrees that: (i) she is not aware of nor has she reported any conduct by any of the Releasees that violates any federal, state, or local law, rule, or regulation; (ii) she has not been denied any rights or benefits under the FMLA or any state or local law, act, or regulation providing for family and/or medical leave or been discriminated against in any way for exercising her rights under these laws; and (iii) the Employer has not provided to Executive, and has no obligation to provide to Executive, any material non-public information as defined in applicable federal securities laws, concerning the Employer.

12. Confidentiality. The Parties agree to keep and maintain as confidential the terms and contents of this Agreement and the contents of any/all negotiations and discussions resulting in this Agreement, except: (i) as needed to obtain legal counsel, financial, or tax advice; (ii) to the extent required by federal, state, or local law or by order of court; (iii) as needed to participate in an Agency investigation; (iv) as otherwise agreed to in writing by an executive officer specifically designated by the Board or the Bank Board; or (v) for Executive to disclose to members of Executive's immediate family. Executive agrees that before she seeks legal counsel or financial or tax advice or discloses the terms or contents of this Agreement to a member of her immediate family, she will secure an agreement from such counsel, advisors or family members to adhere to the same confidentiality obligations that apply to her hereunder.

13. Company Property. Executive further agrees that, as of the date Executive signs this Agreement, Executive has returned all property belonging to Employer, including but not limited to all keys, access cards, office equipment, telecommunications equipment, computers, documents, records, customer files, written materials, electronic information, credit cards bearing the Employer's name, and any other Employer property (originals or copies in whatever form) in the possession, custody, or control of Executive or her spouse. Executive and her spouse shall certify in writing that all information has been returned and/or permanently deleted or destroyed within five (5) days of executing this Agreement.

14. Successors. This Agreement is for the benefit of and is binding upon Executive and her heirs, administrators, representatives, executors, successors, beneficiaries, and assigns, and is also for the benefit of the Releasees and their successors and assigns.

15. **Violation.** If Executive violates this Agreement, the Employer will be entitled to the immediate repayment of the Employment Benefits. Executive agrees that repayment will not invalidate this Agreement and acknowledges that she will be deemed conclusively to be bound by the terms of this Agreement and to waive any right to seek to overturn or avoid it. If Executive violates this Agreement before all Employment Benefits has been provided, the Employer may discontinue any unpaid conditional payments and benefits.

16. **Additional Damages Available for Violation.** Executive agrees that the Employer will maintain all rights and remedies available to it at law and in equity in the event Executive violates any provision of this Agreement. These rights and remedies may include, but may not be limited to, the right to bring court action to recover all consideration paid to Executive pursuant to this Agreement and any damages the Employer may suffer as a result of such a breach.

17. **Entire Agreement and Amendment.** This Agreement contains and constitutes the entire understanding and agreement between the Parties hereto with respect to Executive's separation benefits and waiver and release of Claims against Employer and cancels all previous oral and written negotiations, agreements, commitments, and writings in connection therewith. This Agreement shall be binding upon the Parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the Parties and their respective agents, assign, heirs, executors, successors, and administrators. No delay or omission by the Employer in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Employer on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

18. **Applicable Law.** This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to choice of law principles and except as preempted by federal law. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby, and the illegal or invalid part, term, or provision will be deemed not to be a part of this Agreement.

19. **Assignment.** Executive's rights and obligations under this Agreement shall inure to Executive's benefit and shall bind Executive, her heirs, administrators, representatives, executors, successors, beneficiaries, and assigns. The Employer's rights and obligations under this Agreement shall inure to the benefit of and shall bind the Employer, its successors, and assigns. Executive may not assign this Agreement. The Employer may assign this Agreement, but it may not delegate the duty to make any payments hereunder or under the Agreement without Executive's written consent, which shall not be unreasonably withheld.

20. **Severability.** If any provision of this Agreement is held unenforceable by a court of competent jurisdiction, all remaining provisions shall continue in full force and effect without being impaired or invalidated in any way.

21. **Notices.** Any notice required to be provided to Executive hereunder shall be given to Executive in writing by certified mail, return receipt requested, or by Federal Express, addressed to Executive at the address of record with the Employer, or at such other place as Executive may from time-to-time designate in writing. Any notice which Executive is required to give to the Employer hereunder shall be given in writing by certified mail, return receipt requested, or by Federal Express, addressed to the Senior Human Resources Officer at its principal office. The dates of mailing any such notice shall be deemed to be the date of delivery thereof.

Executive is hereby advised that she has until 5:00 p.m. on January 4, 2024 to review this Agreement and that Executive should consult with an attorney of her choice prior to execution of this Agreement. Any modifications, material or otherwise, made to this Agreement do not restart or affect in any manner the original consideration period.

By signing this Agreement, Executive acknowledge that the Employer has advised and encouraged her to consult with an attorney prior to executing same. Executive has carefully read and fully understands the provisions of this Agreement and has had sufficient time and opportunity to consult with her personal tax, financial, and legal advisors prior to executing this Agreement, and Executive intends to be legally bound by its terms.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first set forth above.

ATTEST:	**MID PENN BANCORP, INC.**
______________________________	______________________________
ATTEST:	**MID PENN BANK**
______________________________	______________________________
WITNESS:	**ALLISON JOHNSON**
______________________________	______________________________
	1/4/2023

21. **Notices.** Any notice required to be provided to Executive hereunder shall be given to Executive in writing by certified mail, return receipt requested, or by Federal Express, addressed to Executive at the address of record with the Employer, or at such other place as Executive may from time-to-time designate in writing. Any notice which Executive is required to give to the Employer hereunder shall be given in writing by certified mail, return receipt requested, or by Federal Express, addressed to the Senior Human Resources Officer at its principal office. The dates of mailing any such notice shall be deemed to be the date of delivery thereof.

Executive is hereby advised that she has until 5:00 p.m. on January 4, 2024 to review this Agreement and that Executive should consult with an attorney of her choice prior to execution of this Agreement. Any modifications, material or otherwise, made to this Agreement do not restart or affect in any manner the original consideration period.

By signing this Agreement, Executive acknowledge that the Employer has advised and encouraged her to consult with an attorney prior to executing same. Executive has carefully read and fully understands the provisions of this Agreement and has had sufficient time and opportunity to consult with her personal tax, financial, and legal advisors prior to executing this Agreement, and Executive intends to be legally bound by its terms.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first set forth above.

ATTEST:	**MID PENN BANCORP, INC.**
[signature]	[signature]
ATTEST:	**MID PENN BANK**
[signature]	[signature]
WITNESS:	**ALLISON JOHNSON**
______________________	______________________